                               CANTEL INDUSTRIES, INC.

                          Computation of Earnings per Share

                                      Exhibit 11

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                                                                Year Ended July 31,
                                                          ---------------------------------
                                                            1997         1996         1995
                                                          ---------------------------------

        PRIMARY
Weighted average number of shares
  outstanding                                             4,073,304   3,789,777   3,739,396

Dilutive effect of options and warrants
  using the treasury stock method
  and average market price for the period                   280,903     518,802        -

                                                         ----------   ---------   ---------
Weighted average number of shares and
  common stock equivalents                                4,354,207   4,308,579   3,739,396

                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

Net income (loss)                                        $1,096,000  $  422,000  $ (793,000)

                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

Primary earnings (loss) per share                            $ 0.25      $ 0.10      $(0.21)
                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

      FULLY DILUTED
Weighted average number of shares
  outstanding                                             4,073,304   3,789,777   3,739,396

Dilutive effect of options and warrants
  using the treasury stock method
  and the higher of the period-end or
  average market price for the period                       280,903     518,802         -
                                                         ----------   ---------   ---------

Weighted average number of shares and
  common stock equivalents                                4,354,207   4,308,579   3,739,396

                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

Net income (loss)                                        $1,096,000  $  422,000  $ (793,000)
                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

Fully diluted earnings (loss) per share:                     $ 0.25      $ 0.10      $(0.21)
                                                         ----------   ---------   ---------
                                                         ----------   ---------   ---------

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